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 [LOGO of American General]                                       Exhibit (e)(5)
 Life Companies

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                                                      EXECUTIVE ADVANTAGE(SM)
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                                                     LOAN / SURRENDER REQUEST
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Policy Number: ______________ Policyholder: ______________________________________________________
                                            (LAST NAME, FIRST NAME, MIDDLE NAME)

Insured:   _______________________________________________  Social Security No.: ______-_____-______
           (LAST NAME, FIRST NAME, MIDDLE NAME)
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LOAN REQUEST

   .    Interest will accrue daily on any outstanding loan at an annual interest rate as indicated in the specifications.
        [_] Maximum Amount Available (may vary by Subaccount)
        [_] $ __________ in cash or maximum amount available, if less

SURRENDER REQUEST

        [_] Full surrender (original policy or lost policy affidavit must be enclosed)
        [_] Partial surrender in the amount of $ __________ or for ______% of cash surrender value
   .    No more than two (2) surrenders may be made during each Certificate Year.
   .    An expense charge and/or a surrender charge may be assessed according to the Certificate.
   .    You can direct below how the loan or partial surrender will be deducted from the unloaned portion of the Guaranteed
        Account and the Subaccounts. If you provide no directions, the loan or partial surrender amount will be deducted from the unloaned portion of the Guaranteed Account and the Subaccounts on a pro rata basis.

                                                  Amount   Percent                                                 Amount    Percent
Guaranteed Account                              $________   ____%

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)      Goldman Sachs Variable Insurance Trust
  Invesco Van Kampen V.I. High Yield Fund       $________   ____%        Strategic International Equity Fund       $_______   ____%
  Invesco Van Kampen V.I. Mid Cap Value Fund    $________   ____%        Structured U.S. Equity Fund               $_______   ____%
  AllianceBernstein Variable Product Series Fund, Inc.                 JPMorgan Insurance Trust
  Growth Portfolio                              $________   ____%        Small Cap Core Portfolio                  $_______   ____%
  Growth and Income Portfolio                   $________   ____%      The Universal Institutional Funds, Inc.
  Large Cap Growth Portfolio                    $________   ____%        Core Plus Fixed Income Portfolio          $_______   ____%
  Small Cap Growth Portfolio                    $________   ____%        Emerging Markets Equity Portfolio         $_______   ____%
American Century Variable Portfolios, Inc.                               Mid Cap Growth Portfolio                  $_______   ____%
  VP Income & Growth Fund                       $________   ____%      Neuberger Berman Advisers Management Trust
  VP International Fund                         $________   ____%        AMT Partners Portfolio                    $_______   ____%
 BlackRock Variable Series Funds, Inc.                                 PIMCO Variable Insurance Trust
  BlackRock Basic Value V.I. Fund               $________   ____%        High Yield Portfolio                      $_______   ____%
  BlackRock Capital Appreciation V.I. Fund      $________   ____%        Long -Term U.S. Government Portfolio      $_______   ____%
  BlackRock Government Income V.I. Fund         $________   ____%        Real Return Portfolio                     $_______   ____%
  BlackRock Value Opportunities V.I. Fund       $________   ____%        Short-Term Portfolio                      $_______   ____%
Fidelity Variable Insurance Products                                     Total Return Portfolio                    $_______   ____%
  VIP Balanced Portfolio                        $________   ____%      Vanguard Variable Insurance Fund
  VIP Contrafund Portfolio                      $________   ____%        Total Bond Market Index Portfolio         $_______   ____%
  VIP Index 500 Portfolio                       $________   ____%        Total Stock Market Index Portfolio        $_______   ____%
  VIP Money Market Portfolio                    $________   ____%        VALIC Company I
Franklin Templeton Variable Insurance Products Trust                     International Equities Fund               $_______   ____%
  Developing Markets Securities Fund - Class 2  $________   ____%        Mid Cap Index Fund                        $_______   ____%
  Foreign Securities Fund - Class 2             $________   ____%        Small Cap Index Fund                      $_______   ____%
  Growth Securities Fund - Class 2              $________   ____%
As  Policyholder,  I represent that the  statements and answers in this Loan / Surrender  request are written as made by me and are complete  and true to the best of my  knowledge  and  belief.  In the event of a full  surrender,  I  surrender  all rights to this policy and state that no bankruptcy or insolvency proceeding is pending with respect to me.

__________________________________________________              ___________________________________________________________
SIGNATURE OF INSURED                                            SIGNATURE OF POLICYHOLDER (IF OTHER THAN INSURED)
_____________________  ____, 20___
DATE SIGNED

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Loan / Surrender, Executive Advantage(SM), 11/11
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